Exhibit 23.13

WRITTEN CONSENT OF EVEREDGE PTE. LTD.

March 25, 2024

The Board of Directors

Global Star Acquisition Inc.

1641 International Drive

Unit 208

McLean, Virginia 22012

To the Board of Directors of Global Star Acquisition Inc.:

We refer to the fairness opinions of our firm, dated June 9, 2023 and March 12, 2024 (collectively, the “Fairness Opinions”), included in the Registration Statement on Form F-4 No. 333-[______] (the “Registration Statement”), of K Wave Media Ltd. (“K Wave Media”) which we prepared for the Board of Directors of Global Star Acquisition Inc. (the “Company”) in connection with the Merger Agreement (as defined in the Registration Statement).

We hereby consent to (i) the inclusion of the Fairness Opinions as Annexes F and G to the joint proxy statement/prospectus in connection with the proposed merger involving the Company, K Enter Holdings, Inc., K Wave Media and the other parties thereto, which joint proxy statement/prospectus forms a part of the Registration Statement that is being filed with the Securities and Exchange Commission, (ii) the inclusion of the references to EverEdge Pte. Ltd. in the Registration Statement, and (iii) the inclusion in the Registration Statement of (a) the summaries of and excerpts from the Fairness Opinions, (b) the description of certain financial analyses underlying the Fairness Opinions and (c) certain terms of our engagement by the Company.

By giving such consent, EverEdge Pte. Ltd. does not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

[Signature Page Follows]

Written Consent of EverEdge Pte. Ltd.

Hereby consented to as of the date first above written:

EVEREDGE PTE. LTD.

By:	/s/ EverEdge Pte. Ltd.
Name:	Tyler Capson
Title:	Managing Director

Signature Page to Written Consent of EverEdge Pte. Ltd.